Exhibit 99.1

ENTROPIC COMMUNICATIONS REPORTS FIRST QUARTER RESULTS

Conference Call to be Webcast Today at 2:00 p.m. Pacific Time

San Diego, CA, April 28th, 2008 — Entropic Communications, Inc. (Nasdaq: ENTR), a leading provider of silicon solutions to enable connected home entertainment, today reported its first quarter results for the period ended March 31, 2008. Entropic reported first quarter net revenues of $42.0 million, an increase of 4.5% compared with $40.2 million in the fourth quarter of 2007 and 110% higher than in the first quarter of 2007. The revenues in the first quarter of 2008 included revenues related to the acquisition of RF Magic, compared with the first quarter of 2007 which was prior to the acquisition.

In accordance with U.S. generally accepted accounting principles (GAAP), the company’s first quarter net loss was $3.9 million, or ($0.06) per share (basic and diluted) on 66.7 million weighted average shares outstanding. This compares with GAAP net loss of $0.5 million, or ($0.02) per share (basic and diluted) on 27.5 million weighted average shares outstanding, in the fourth quarter of 2007. Non-GAAP net income in the first quarter was $3.2 million, or $0.04 per diluted share on 73.6 million shares outstanding, compared to net income of $3.2 million, or $0.05 per diluted share on 68.1 million average shares outstanding, in the fourth quarter of 2007. The increase in GAAP and non-GAAP weighted average shares outstanding between the two periods is attributable to the company’s initial public offering which occurred late in the fourth quarter of 2007.

“Our home networking business continues to strengthen and we saw further diversification within the DBS Outdoor Unit business as our Channel Stacking Switch products continued to ramp,” noted Patrick Henry, Chairman and Chief Executive Officer of Entropic Communications. “We reported our sixteenth consecutive quarter of revenue growth and our third consecutive quarter of non-GAAP net income. We are off to a fabulous start to the year and see increasing momentum in our served markets.”

	Three months ended
(In millions, except per share data)	Mar. 31, 2008	Dec. 31, 2007	Mar. 31, 2007
Net revenues	$42.0	$40.2	$20.0
GAAP net loss	($3.9)	($0.5)	($1.1)
GAAP net loss per share (basic and diluted)	($0.06)	($0.02)	($0.21)

Non-GAAP net income (loss)[1]	$3.2	$3.2	($0.7)
Non-GAAP net income (loss) per share[1]	$0.04	$0.05	($0.02)

1.	Please refer to the financial statements portion of this press release for an explanation of the non-GAAP financial measures contained in the table above and a reconciliation of such measures to the comparable GAAP financial measures.

First Quarter Highlights

•	Partnered with Actioncable to deliver cost-effective multimedia services over the existing cable infrastructure for China MSO deployments in the SiChuan Province

•	Announced that Earda Electronics will use Entropic’s RF4800 single chip silicon tuners to deliver Digital Video Broadcast over Cable (DVB-C) Tuner Modules

•	Expanded our partnership with Browan to deliver enhanced broadband communication services to several additional cities in China using Entropic’s c.LINK broadband access product solutions

•	Partnered with Jiuzhou Electronics to deliver next generation digital set-top boxes using Entropic’s silicon tuners

•	Consolidated our San Diego facilities into new 90,000 square foot corporate headquarters

Other Recent News

•

Expanded our product offering and technical talent with the April 3, 2008 acquisition of Vativ Technologies, a fabless semiconductor company that designs and markets HDMI compliant chips that are sold into consumer electronics equipment

For More Information

Entropic management will be holding a conference call today, April 28, 2008, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss the company’s results for the first quarter and to provide guidance for the second quarter. You may access the conference call via any of the following:

Teleconference:	719-325-4866

Conference ID:	2212423

Web Broadcast:	http://ir.entropic.com/events.cfm

Replay:	719-457-0820

About Entropic Communications

Entropic Communications, Inc. is a leading fabless semiconductor company that designs, develops and markets system solutions that enable connected home entertainment. The company’s technologies significantly change the way high-definition television-quality video and other multimedia content such as movies, music, games and photos are brought into and delivered throughout the home. For more information please visit: www.entropic.com.

Forward Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements regarding increasing momentum in our served markets, continued strengthening in our home networking business, expanded business activities and partnerships in China and the anticipated benefits of the Vativ Technologies acquisition. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Entropic’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, our dependence on a limited number of customers for a substantial portion of our revenues; the ability of our customers or the service providers who purchase their products to successfully compete and continue to grow in their markets; the continued development of the market for HD video and other multi-media content delivery and networking solutions based on the MoCA standard; the effects of competition; risks related to international operations including political and economic conditions in foreign markets; our ability to effectively integrate acquired businesses and realize the anticipated financial and strategic benefits from businesses we acquire; risks associated with adverse U.S. and international economic conditions; and other factors discussed in the “Risk Factors” section of Entropic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007. All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Entropic Communications® and the stylized Entropic “curve” logo are either trademarks or registered trademarks of Entropic Communications, Inc. in the United States and/or other countries.

Investor Contact:

Debra Hart

Director, Investor Relations

858/768-3852

debra.hart@entropic.com

Media Contacts:

Susan Huberman	Richard L. Tso
VP, Corporate Communications	GlobalFluency
858/768-3711	650/433-4153
susan.huberman@entropic.com	rtso@globalfluency.com

# # #

ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2008	December 31, 2007	March 31, 2007
	(unaudited)	(unaudited)	(unaudited)
Net revenues	$41,988	$40,168	$20,026
Cost of net revenues	22,837	21,705	14,531

Gross profit	19,151	18,463	5,495
Operating expenses:
Research and development	13,313	12,423	4,190
Sales and marketing	4,144	3,706	1,500
General and administrative	3,523	3,625	767
Amortization of purchased intangibles	596	1,296	—
Restructuring charges (1)	1,079	—	—

Total operating expenses	22,655	21,050	6,457

Loss from operations	(3,504)	(2,587)	(962)
Other (expense) income, net	(198)	2,101	(150)

Loss before income taxes	(3,702)	(486)	(1,112)

Income tax expense	154	—	—

Net loss before accretion of redeemable convertible preferred stock	(3,856)	(486)	(1,112)
Accretion of redeemable convertible preferred stock	—	(23)	(32)

Net loss attributable to common shareholders	$(3,856)	$(509)	$(1,144)

Net loss per share attributable to common shareholders (basic and diluted)	$(0.06)	$(0.02)	$(0.21)

Weighted average shares (basic and diluted)	66,662	27,494	5,472

(1)	The restructuring charges are related to exiting the lease agreement for the former headquarters in San Diego, California, as well as charges for the impairment of property and equipment and other long term assets.

ENTROPIC COMMUNICATIONS, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(In thousands, except per share amounts)

This press release contains the following non-GAAP financial measures: non-GAAP net income (loss) and net income (loss) per share. The presentation of such measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP net income (loss) and net income (loss) per share exclude stock-based compensation expense, inventory step-up costs, amortization of developed technology and purchased intangible assets, and in-process research and development charges.

The following table sets forth such non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

	Three Months Ended
	March 31, 2008	December 31, 2007	March 31, 2007
GAAP net loss attributable to common shareholders	$(3,856)	$(509)	$(1,144)
Non-GAAP adjustments:
Stock-based compensation:
Cost of net revenues	46	71	—
Research and development	1,758	1,215	53
Sales and marketing	623	489	65
General and administrative	1,197	918	22

Total stock-based compensation	3,624	2,693	140
Acquisition-related items:
Amortization of inventory step-up charges to cost of net revenues	—	687	—
Amortization of purchased intangible assets:
Cost of net revenues	1,240	1,240	—
Operating expenses	596	1,296	—
Restructuring charges	1,079	—
Write-off of debt issuance costs upon early repayment of debt	476	—
Loss (gain) on fair value of preferred stock warrant liabilities	—	(2,180)	272

Total of non-GAAP adjustments	7,015	3,736	412

Non-GAAP net income (loss)	$3,159	$3,227	$(732)

GAAP weighted average shares (basic and diluted)	66,662	27,494	5,472
Non-GAAP adjustment for dilutive shares (a)	6,980	7,950	—
Non-GAAP adjustment for assumed conversion of redeemable convertible preferred stock (b)	—	32,697	31,855

Non-GAAP weighted average shares (diluted)	73,642	68,141	37,327

GAAP net loss per share (basic and diluted)	$(0.06)	$(0.02)	$(0.21)
Non-GAAP adjustments detailed above (a) (b)	0.10	0.07	0.19

Non-GAAP net income (loss) per share (diluted)	$0.04	$0.05	$(0.02)

(a)	Shares included for calculating diluted earnings per share for periods with non-GAAP net income. These shares exclude the dilutive effects of the unrecognized share based compensation. For the periods shown with a net loss, no shares were included for the diluted earnings per share calculation, as including such shares would be antidilutive.
(b)	Non-GAAP adjustment to weighted average shares represents the assumed conversion of redeemable convertible preferred stock into common stock as of the later of their issuance or the beginning of their respective periods for the periods presented.

ENTROPIC COMMUNICATIONS, INC.

Non-GAAP Supplemental Financial Information

(Unaudited; in thousands, except percentage data)

The following table sets forth certain non-GAAP financial measures used in calculating Entropic’s non-GAAP net income (loss) for the periods presented. Such non-GAAP financial measures are based upon Entropic's unaudited consolidated statements of operations for the periods presented and give effect to certain adjustments identified in the table. The presentation of such non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, investors should not rely on the results of prior periods as an indication of Entropic’s future performance.

	Three Months Ended
	March 31, 2008	December 31, 2007	March 31, 2007
	(unaudited)	(unaudited)	(unaudited)
NET REVENUES:	$41,988	$40,168	$20,026

COST OF NET REVENUES:
GAAP cost of net revenues	$22,837	$21,705	$14,531
Less:
Stock-based compensation expense	46	71	—
Amortization of developed technology	1,240	1,240	—
Amortization of inventory step-up	—	687	—

Non-GAAP cost of net revenues	$21,551	$19,707	$14,531

GROSS PROFIT:
GAAP gross profit	$19,151	$18,463	$5,495
Add:
Stock-based compensation expense	46	71	—
Amortization of developed technology	1,240	1,240	—
Amortization of inventory step-up	—	687	—

Non-GAAP gross profit	$20,437	$20,461	$5,495

GAAP gross margin	45.6%	46.0%	27.4%
Non-GAAP gross margin	48.7%	50.9%	27.4%

OPERATING EXPENSES:
GAAP operating expenses	$22,655	$21,050	$6,457
Less:
Stock-based compensation expense	3,578	2,622	140
Amortization of purchased intangibles	596	1,296	—
Restructuring charges	1,079	—	—

Non-GAAP operating expenses	$17,402	$17,132	$6,317

OTHER INCOME (EXPENSE), NET:
GAAP other income (expense), net	$(198)	$2,101	$(150)
Add:
Loss (gain) on fair value of preferred stock warrant liabilities	—	(2,180)	272
Write-off of debt issuance costs upon early repayment of debt	476	—	—

Non-GAAP other income (expense), net	$278	$(79)	$122

INCOME TAX PROVISION:	$(154)	$—	$—

ACCRETION OF REDEEMABLE CONVERTIBLE PREFERRED STOCK:	$—	$(23)	$(32)

RESEARCH AND DEVELOPMENT EXPENSE:
GAAP research and development	$13,313	$12,423	$4,190
Less: stock-based compensation expense	1,758	1,215	53

Non-GAAP research and development	$11,555	$11,208	$4,137

SALES AND MARKETING EXPENSE:
GAAP sales and marketing	$4,144	$3,706	$1,500
Less: stock-based compensation expense	623	489	65

Non-GAAP sales and marketing	$3,521	$3,217	$1,435

GENERAL AND ADMINISTRATIVE EXPENSE:
GAAP general and administrative	$3,523	$3,625	$767
Less: stock-based compensation expense	1,197	918	22

Non-GAAP general and administrative	$2,326	$2,707	$745

ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2008	December 31, 2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$16,545	$51,533
Marketable securities	18,586	2,965
Accounts receivable, net	37,852	24,489
Inventory	14,242	15,332
Prepaid expenses and other current assets	2,004	2,238

Total current assets	89,229	96,557
Property and equipment, net	12,027	8,952
Intangible assets, net	32,309	34,145
Goodwill	86,256	86,256
Other long-term assets	389	416

Total assets	$220,210	$226,326

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	19,053	18,909
Accrued payroll and benefits	4,314	4,253
Deferred revenues	303	303
Current portion of line of credit and loans payable	—	2,860
Current portion of software licenses and capital lease obligations	268	384

Total current liabilities	23,938	26,709
Stock repurchase liability	1,591	1,765
Lines of credit and loans payable	—	5,547
Other long-term liabilities	3,061	1,907
Commitments and contingencies
Stockholders’ equity	191,620	190,398

Total liabilities and stockholders’ equity	$220,210	$226,326